Exhibit 10.5

KELLY SERVICES, INC.
2008 NON-EMPLOYEE DIRECTORS STOCK PLAN

Section 1 - Establishment

Kelly Services, Inc. ("Kelly") hereby establishes the Kelly Services, Inc. 2008 Non-Employee Directors Stock Plan (the "Plan"), which is an amendment and restatement of the Kelly Services, Inc. Non-Employee Director Stock Award Plan, as set forth in this document.

Section  2 - Purpose

The purpose of the Plan is to (i) enhance Kelly's ability to attract and retain the services of Non-Employee Directors by providing them with an opportunity to participate in the growth of Kelly and (ii) align the personal interests of Non-Employee Directors with those of Kelly's stockholders by facilitating the acquisition of Class A Common Stock by Non-Employee Directors in satisfaction of Kelly's Services, Inc. Non-Employee Director Stock Ownership Guidelines.

Section 3 - Certain Definitions

(a)           The terms in quotation marks below have the following meanings under the Plan:

"Annual Retainer" means the total amount payable in cash to a Non-Employee Director as an annual retainer (excluding meeting fees and committee fees) for services provided by the Non-Employee Director to Kelly.

"Board" means the Board of Directors of Kelly.

"Class A Common Stock" means Class A Common Stock, par value 1.00 per share, of Kelly.

"Fair Market Value"  means, for any given date, the closing market price for a share of Class A Common Stock as a Nasdaq Stock Market LLC security reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for that date (or, if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported).  If the Fair Market Value for a given date cannot be determined by reference to Nasdaq, it shall be determined in good faith by the Board.

"Non-Employee Directors" means a member of the Board who is not an employee of Kelly.

(b)           References in this Plan to the “issuance” of shares, to shares “issued" or “issuable,” and the like, include authorized and unissued shares or authorized and unissued shares of Class A Common Stock which have been reacquired by Kelly and held as treasury shares.

Section  4 - Duration Of The Plan

The Plan was approved by the Board on February 12, 2008 and became effective upon its approval by the stockholders of the Company at the annual meeting of stockholders of the Company held on May 6, 2008.  The Plan shall remain available for the issuance of Class A Common Stock until ten years from the date the Plan was approved by the Company's stockholders (or such earlier date determined by the Board).

Section 5 - Shares Issuable Under The Plan

Subject to adjustment as provided in Paragraph 6, the total number of shares of Class A Common Stock which may be issued under the Plan in each year during which the Plan is in effect shall not exceed one-quarter of one percent of the total number of outstanding Class A Common Stock as of the first day of that year.

Section 6 - Capital Adjustments

The aggregate number and class of shares subject to and authorized by the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from the payment of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization of shares or any similar capital adjustment or other increase or decrease in the number of outstanding Class A Common Stock effected without receipt of consideration by Kelly.

Section  7 - Grants of Class A Common Stock

(a)           Each Non-Employee Director who is elected at the annual stockholders meeting, whose term continues thereafter, or who is elected between annual stockholders meetings shall receive a portion of his or her Annual Retainer (or pro rated Annual Retainer for a Non-Employee Director elected between annual stockholders meetings) in the form of Class A Common Stock in a percentage (up to a maximum of 100%) of the Annual Retainer as determined by the Board at the annual stockholders meeting (or at such other time as determined by the Board).

(b)           With respect to those Non-Employee Directors elected at the annual meeting of stockholders, or whose term continues thereafter, the portion of the Annual Retainer to be paid in the form of Class A Common Stock shall be paid on the first business day next following the date of the annual meeting of stockholders and with respect to any Non-Employee Director elected to the Board between annual meetings, the portion of the Annual Retainer to be paid in the form of Class A Common Stock will be paid on the first business day following his or her election to the Board (each an "Issue Date").

(c)           The number of shares of Class A Common Stock issued to a Non-Employee Director in accordance with Section 7(b) shall be determined by multiplying (x) the Annual Retainer (or pro rated Annual Retainer for a Non-Employee Director elected between annual stockholders meetings) provided to such Non-Employee Director for the year by (y) the percentage established by the Board in accordance with Section 7(a) for the year and dividing the product of (x) and (y) by the Fair Market Value of a share of Class A Common Stock on the Issue Date.  Fractional shares resulting from this formula shall be rounded, up or down, to the nearest whole share at the sole discretion of the Board.

Section  8 - Transferability and Vesting

The shares of Class A Common Stock issued to each Non-Employee Director shall not be transferable by the Non-Employee Director for a period of six months after the Issue Date, except in the event of the death of the recipient.

Section  9 - Rights Of the Stockholder

A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Class A Common Stock issued under the terms of this Plan until the Non-Employee Director shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distribution of other rights with respect to any such shares of Class A Common Stock for which the record date prior to the date on which the Non-Employee Director shall have become the holder of record of any such shares.

Section 10 - Termination of Service As A Non-Employee Director

In the event a Non-Employee Director ceases to serve on the Board (including in the case of death), all rights to receive Class A Common Stock hereunder shall terminate immediately.

Section 11 - Amendment Of Plan

The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, the Board of Directors shall not, without the requisite affirmative approval of stockholders of Kelly, make any amendment which requires stockholder approval under any applicable law or rule, including Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") or the NASDAQ Marketplace Rules, unless such compliance, if discretionary, is no longer desired.

Section 12 - Compliance With Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board.

Section 13 - Securities Law Restrictions

Kelly may impose such other restrictions on any shares of Class A Common Stock issues pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which the Class A Common Stock is then listed, and with any Blue Sky or state securities law applicable to such Class A Common Stock.

Section 14 - Governing Law

All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith to the extent not preempted by the laws of the United States.

Section 15 - Plan Administration

The Plan shall be administered by the Board, except that the Board may delegate administration of the Plan to the Corporate Governance and Nominating Committee or other committee (the "Committee") to the extent that the Committee is comprised of at least two members of the Board who satisfy the "non-employee director" definition set forth in Rule 16b-3.  For purposes of the Plan, the term Board shall refer to the Board or, to the extent such authority has been delegated to the Committee by the Board, the Committee.

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